Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Downside Up, Inc. (the "Company") on Form 10-QSB for the period ending October 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, James B. Wiegand, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: December 6, 2004

/s/ James B. Wiegand
-----------------------------------------------------------
James B. Wiegand
Principal Executive Officer and Principal Financial Officer

December 6, 2004